Exhibit 10.5

CREDIT AGREEMENT

Dated as of April 11, 2024

by and among

THERALINK TECHNOLOGIES, INC.

as the Borrower,

THE OTHER PERSONS HERETO THAT ARE DESIGNATED CREDIT PARTIES

THE LENDERS PARTY HERETO,

as Lenders

and

IMAC Holdings Inc.,

as the Administrative Agent

		Page

ARTICLE I - THE FACILITIES		1

1.1	Delayed Draw Term Loan Facility	1
1.2	Evidence of Term Loans; Term Notes	2
1.3	Intere	2
ARTICLE I - THE FACILITIES		1

1.1	Delayed Draw Term Loan Facility	1
1.2	Evidence of Term Loans; Term Notes	2
1.3	Interest	2
1.4	Loan Accounts	3
1.5	Optional Prepayments of Term Loans	3
1.6	Mandatory Payments of Term Loans	3
1.7	Fees	5
1.8	Payments by the Borrower	5
1.9	Payments by the Lenders to the Administrative Agent: Settlement	6
1.10	Prepayment Premium	7
ARTICLE II - CONDITIONS PRECEDENT		7

2.1	Conditions Precedent to Effectiveness and Disbursement of Initial Term Loan	7
2.2	Additional Term Loan	8
ARTICLE III - REPRESENTATIONS AND WARRANTIES		9

3.1	Corporate Existence and Power	9
3.2	Corporate Authorization; No Contravention	9
3.3	Governmental Authorization	10
3.4	Binding Effect	10
3.5	Litigation	10
3.6	No Default	10
3.7	ERISA Compliance	11
3.8	Margin Regulations	11
3.9	Ownership of Property; Liens	11
3.10	Taxes	11
3.11	Financial Condition	12
3.12	Environmental Matters	12
3.13	Regulated Entities	13
3.14	No Hinderance	13
3.15	Labor Relations	13
3.16	Intellectual Property	13
3.17	Brokers’ Fees	14
3.18	Insurance	14
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	14
3.20	Full Disclosure	14
3.21	Foreign Assets Control Regulations and Anti-Money Laundering	14
3.22	Patriot Act; Anti-Money Laundering; Anti-Corruption	15
3.23	Security Interests	15

i

(Cont’d)

ii

(Cont’d)

iii

(Cont’d)

iv

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, amended and restated, supplemented or modified from time to time, this “Agreement”) is entered into as of April 11, 2024 among (1) THERALINK TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), (2) the lenders from time to time party to this Agreement (collectively, the “Lenders”), (2) the other Persons party hereto that are designated as Credit Parties, and (3) IMAC HOLDINGS INC., in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S E T H:

WHEREAS, the Borrower have requested that the Lenders consider making available a delayed draw term loan facility;

WHEREAS, the Lenders are willing to make available one or more term loans;

WHEREAS, the Borrower desires to secure all of their Obligations under the Loan Documents by granting to Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of its Property (other than Excluded Property).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I - THE FACILITIES

1.1 Delayed Draw Term Loan Facility.

(a) Upon and subject to the terms and conditions of this Agreement, the Lenders have agreed to consider making available to the Borrower a term loan facility in the aggregate principal amount of up to One Million Dollars ($1,000,000) as follows:

(i) the Lenders shall make on or about the Closing Date a single advance Term Loan of Three Hundred Fifty Thousand Dollars ($350,000) (the “Initial Term Loan”) to Borrower; and

(ii) from time to time after the Closing Date, Lenders may (in their sole and absolute discretion), but shall not be required to, make additional Term Loans to Borrower (each, an “Additional Term Loan” and collectively, the “Additional Term Loans”), up to an aggregate amount not to exceed Six Hundred Fifty Thousand Dollars ($650,000).

(b) Each Borrowing (defined below) of a Term Loan shall be made upon the Borrower’s irrevocable written notice delivered to the Administrative Agent substantially in the form of a Notice of Borrowing which notice must be received by the Administrative Agent prior to 2:00 p.m. (New York time) on the date which is five (5) Business Days (or such other date as consented to by the Administrative Agent at the direction of the Lenders in their sole discretion) prior to the requested Borrowing date. Upon receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of such Notice of Borrowing and of its Maximum Pro Rata Share of such Borrowing. No Lender (i) shall be liable for its, or any other Lender’s, failure to make or fund any Term Loan, or (iii) may fund more than its Maximum Pro Rata Share of any Borrowing requested hereunder.

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1.2 Evidence of Term Loans; Term Notes. Each Term Loan made by each Lender is evidenced by this Agreement and, if requested by such Lender, the Borrower shall deliver to such Lender a term note (in form and substance acceptable to the Administrative Agent) payable to such Lender, in an amount equal to the unpaid balance of the applicable Term Loans held by such Lender.

1.3 Interest.

(a) Subject to subsections 1.3(d) and 1.3(e), the Term Loans shall bear interest on the outstanding principal amount thereof (including any accrued PIK Interest) from the date when made at a rate per annum equal to the Applicable Margin. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof, and shall be payable in arrears on each Interest Payment Date. The Borrower agrees to pay an effective rate of interest equal to the Applicable Margin and the additional rate, if any, resulting from any charge or fee in the nature of interest paid or to be paid by the Borrower in connection with this Agreement and the other Loan Documents.

(b) Accrued and unpaid interest that is due and payable with respect to the Term Loans on any such Interest Payment Date shall be payable in cash in arrears on such date provided that (i) interest accrued pursuant to Section 1.3(d) shall be payable on demand, and (ii) at the Borrower’s election, which shall be exercised by delivering written notice thereof to the Administrative Agent on or prior to such Interest Payment Date, all or portion of the accrued interest due and payable on such Interest Payment Date may be paid in kind (“PIK Interest”) at the Applicable Margin per annum for PIK Interest , with such PIK Interest being added to the then outstanding principal amount of the Term Loans for all purposes hereof (including with respect to the accrual of interest on such increased outstanding principal amount at the rates applicable to such Term Loan under this Agreement) on such Interest Payment Date. For all purposes under this Agreement, references to the “principal” and the “principal amount” of any Term Loans include any increases in the principal amount thereof due to the addition of PIK Interest thereto pursuant to this Section 1.3(b). All PIK Interest shall be payable in full in cash on the Maturity Date.

(c) [Reserved].

(d) Effective immediately upon the occurrence of any Event of Default, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Term Loans from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect for such Term Loans. All such interest shall be payable in cash on demand of the Required Lenders.

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(e) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4 Loan Accounts. The Administrative Agent, on behalf of the Lenders, shall record on its books and records the amount of each Term Loan made, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Administrative Agent shall deliver to the Borrower, at its request, a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any term note) to pay any amount owing pursuant to any Loan Document (including with respect to the Term Loans) or provide the basis for any claim against the Administrative Agent.

1.5 Optional Prepayments of Term Loans. No optional prepayments of Term Loans may be made without the consent of the Lenders, which may be given (or not) in their sole and absolute discretion. Any such optional prepayment of Term Loans shall be made on the terms consented to by the Lenders. Amounts repaid or prepaid in respect of the Term Notes may not be re-borrowed.

1.6 Mandatory Payments of Term Loans.

(a) Maturity Date Payment. The entire principal balance of the Term Loans and any other outstanding Obligations shall be due and payable in cash to the Administrative Agent (for distribution to the Lenders) on the Maturity Date.

(b) Asset Dispositions; Events of Loss. If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i) make or agree to make a Disposition; or

(ii) suffer an Event of Loss;

then (A) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by the Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, the Net Proceeds to the Administrative Agent for distribution to the Lenders as a prepayment of the Term Loans, which prepayment shall be applied in accordance with Section 1.6(e).

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(c) Incurrence of Debt; Equity Issuance; Extraordinary Receipts. Immediately upon receipt by any Credit Party or any Subsidiary of any Credit Party of (i) the Net Issuance Proceeds of the incurrence of Indebtedness (other than Net Issuance Proceeds from the incurrence of Indebtedness permitted hereunder) or Equity Issuances or (ii) the Net Proceeds of any Extraordinary Receipts, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent an amount equal to such Net Issuance Proceeds or Net Proceeds, as the case may be, in each instance, for distribution to the Lenders as a prepayment of the Term Loans, which shall be applied in accordance with Section 1.6(e).

(d) Blocked Account Sweep; Status of Blocked Accounts. (i) Notwithstanding anything herein or in the other Loan Documents to the contrary, at any time at the Required Lenders’ sole discretion, for good reason, or for no reason at all (including regardless of whether a Default or Event of Default has occurred and is continuing), the Required Lenders may direct the Administrative Agent (or any other applicable person with control or access to the Blocked Accounts) to instruct the banks where the Blocked Accounts are located to (i) comply with any and all instructions originated by the Administrative Agent directing the disposition of the funds in each such Blocked Account without further consent by any Credit Party and to not comply with any instructions, directions or orders of any form with respect to such Blocked Accounts from any other Person (including any Credit Party), and (ii) transfer any amounts on deposit in any or all Blocked Accounts (up to the amount of the then-outstanding Obligations) to be withdrawn and promptly thereafter applied to repay the equivalent amount of the Obligations (the “Lender Withdrawal”), including any Prepayment Premium; provided that, upon the occurrence of a Default or Event of Default under Sections 7.1(f) or 7.1(g), the foregoing direction to withdraw from the Blocked Accounts an amount equal to the lesser of the amount necessary to repay the Obligations in full and the remaining balance in the Blocked Accounts shall be deemed to be automatically given to the Administrative Agent without any further action on part of any Lender, and the Administrative Agent (or any other applicable person with control or access to the Blocked Accounts) shall promptly cause such Lender Withdrawal to be effected unless otherwise directed by the Required Lenders. (ii) The Blocked Account at all times shall subject to the control of the Administrative Agent for the ratable benefit of the Secured Parties.

(e) Notice and Application of Prepayments.

(i) In connection with any prepayment required under Sections 1.6(b) or Section 1.6(c), the Borrower shall provide written notice (in form and substance reasonably acceptable to the Administrative Agent) of each such prepayment by the Borrower to the Administrative Agent, which notice shall specify the amount of the prepayment and the subsection pursuant to which such prepayment is being made (each, a “Prepayment Date”). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s Pro Rata Share of the prepayment. Each Lender may elect (in its sole discretion) to decline or accept, as the case may be, all (or any portion) of its Pro Rata Share of any prepayment by giving notice of such election in writing to the Administrative Agent no later than 11:00 a.m. on the Business Day immediately prior to the Prepayment Date. If a Lender fails to deliver a notice of election to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such prepayment. Upon receipt by the Administrative Agent of such notice of election, the Administrative Agent shall immediately notify the Borrower of such election. Any amounts declined by any Lender shall be retained by the Borrower and its Subsidiaries, if any, and may be utilized in any manner not inconsistent with the terms of this Agreement.

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(ii) Together with each payment under Section 1.6, the Borrower shall pay accrued but unpaid interest (including any PIK Interest) on the portion of the Term Loans to be prepaid in cash.

(f) No Implied Consent. Provisions contained in this Section 1.6 for application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.7 Fees. The Borrower shall pay all fees and disbursements of fees, costs and expenses (including attorney costs and all legal fees of Kelley Drye & Warren LLP) of the Lenders incurred in connection with this Agreement, as well as and fees contemplated under amendments to this Agreement. The fees payable under the Loan Documents will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

1.8 Payments by the Borrower.

(a) Subject to Section 10.1, all payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made to the account or accounts specified by the Administrative Agent without setoff, recoupment, counterclaim or deduction of any kind, shall be made in Dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. on the date due. Any payment which is received by the Administrative Agent later than 1:00 p.m. may in Administrative Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.

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(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

1.9 Payments by the Lenders to the Administrative Agent: Settlement.

(a) Disbursements. Upon receipt of the proceeds of the Term Loans from the Lenders, the Administrative Agent shall, on behalf of Lenders, disburse funds into an account specified by the Borrower, which account must be a Blocked Account.

(b) Settlements. In the case of any payment of principal or interest received by the Administrative Agent from the Borrower prior to 12:00 p.m. on any Business Day, the Administrative Agent shall pay to each Lender such Lender’s Pro Rata Share of such payment on such Business Day, and, in the case of any payment of principal or interest received by the Administrative Agent from the Borrower later than 12:00 p.m. on any Business Day, the Administrative Agent shall pay to each Lender such Lender’s Pro Rata Share of such payment, and such payments shall be made by wire transfer not later than 1:00 p.m. on the next Business Day.

(c) Return of Payments.

(i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to any Credit Party or such other Person, without setoff, counterclaim or deduction of any kind, and the Administrative Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(d) Procedures. The Administrative Agent hereby is authorized by each Credit Party and each other Secured Party to establish reasonable procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto.

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1.10 Prepayment Premium. Upon the occurrence of any Prepayment Premium Trigger Event, the Borrower shall pay or cause to be paid to the Administrative Agent, for the ratable benefit of the Lenders, any applicable Prepayment Premium with respect to such Prepayment Premium Trigger Event.

The amount of any applicable Prepayment Premium shall be calculated as of the date of the corresponding Prepayment Premium Trigger Event and shall be due and payable in cash on such date. The Borrower, on behalf of itself and the other Credit Parties, expressly agrees that (a) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (b) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (c) there has been a course of conduct between Lenders and the Borrower and the other Credit Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (d) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this Agreement, (e) the agreement of the Borrower to pay the Prepayment Premium is a material inducement to the Lenders to make the Term Loans, and (f) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of any Prepayment Premium Trigger Event. If for any reason any Prepayment Premium is not paid in cash when due (and without limiting any Default or Event of Default arising as a result thereof), such Prepayment Premium shall be (without any further action or consent of any Person) capitalized and added to the principal balance of the Term Loans (in the case of any Prepayment Premium due in respect of the Term Loans).

ARTICLE II - CONDITIONS PRECEDENT

2.1 Conditions Precedent to Effectiveness and Disbursement of Initial Term Loan. This Agreement shall be effective and the Initial Term Loan shall be disbursed to Borrower only upon the satisfaction or waiver of the following conditions, in a manner reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders):

(a) Payment of Fees and Expenses. All fees and expenses due under the Loan Documents on the Closing Date shall have been paid by the applicable Credit Party contemporaneously with the funding hereunder, including the reimbursement or payment of all reasonable and documented out of pocket fees and expenses (including the legal fees and expenses of Kelley Drye & Warren LLP, as legal counsel to the Lenders and the Administrative Agent);

(b) Representations and Warranties. Any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date);

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(c) No Default or Event of Default. Any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Term Loan;

(d) Delivery of Loan Documents and Corporate Documents. The Administrative Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1(d), each in form and substance reasonably satisfactory to the Lenders.

(e) Creation and Perfection of Security Interests. All actions necessary to establish that the Administrative Agent will have a perfected security interest (subject to Permitted Liens) in the Collateral under the Loan Documents shall have been taken (including, without limitation, properly completed Uniform Commercial Code financing statements and the execution and delivery to the Administrative Agent of all other documents and instruments required to establish and perfect such security interests).

2.2 Additional Term Loan.

(a) On or after the Closing Date, the Borrower may request one or more Additional Term Loans by delivering a Notice of Borrowing in accordance with Section 1.2(b) to the Administrative Agent. Borrower acknowledges and agrees that notwithstanding anything herein or in the other Loan Documents to the contrary, Lenders are under no obligation to make Additional Term Loans. In connection with any such Notice of Borrowing for Additional Term Loans, the Administrative Agent (at the direction of the Required Lenders) may require Borrower to provide or deliver such other assurances, certificates, documents and agreements as Administrative Agent may request (at the direction of the Required Lenders). If the Lenders agree, in their sole discretion, to make such Additional Term Loan, they will so notify the Administrative Agent and Borrower.

(b) The delivery of a Notice of Borrowing for an Additional Term Loan 2 shall constitute a representation and warranty by the Borrower and each other Credit Party that on the date of delivery of such Notice of Borrowing and the date Additional Term Loans are to be disbursed pursuant to such Notice of Borrowing (both immediately before and after giving effect to such borrowing and the application of the proceeds thereof), (i) no Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to such Additional Term Loan, and (ii) each of the representations and warranties made by the Borrower set forth in Article III or in any other Loan Document, certificate or other writing delivered to the Lender or Administrative Agent shall be true and correct in all material respects (provided that, to the extent any representation and warranty is qualified by “materiality,” “material adverse effect” or similar term shall be true and correct in all respects after giving effect to such qualification) with the same effect as though made on and as of such date, except to the extent such representation and warranty expressly relate to an earlier date (in which case such representation and warranty shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects after giving effect to any such qualification) on and as of such earlier date).

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ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to the Administrative Agent and each Lender that the following are, and immediately after giving effect to the Transactions will be, true, correct and complete:

3.1 Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) except as set forth on Schedule 3.2(b), conflict with or result in any material breach or contravention of (i) any document evidencing any material Contractual Obligation (including indenture, mortgage, deed of trust or loan agreement) to which such Credit Party is a party or by which it or its properties are otherwise subject or bound) to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject or (ii) result in the creation or imposition of any Lien on any Property of such Credit Party, except for the Liens created pursuant to the Security Documents in favor of the Administrative Agent and Permitted Liens; or

(c) violate any Requirement of Law in any material respect.

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3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

3.4 Binding Effect. This Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against or affecting any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby; or

(b) could reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of the Threshold Amount; or

(c) seek an injunction or other equitable relief which could reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. No Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6 No Default.

(a) No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of the Administrative Agent’s Liens on the Collateral or the consummation of the Transactions;

(b) No Default of Event of Default has occurred and is continuing under the Loan Documents;

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(c) No default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Credit Party and no event or condition exists with respect to any Indebtedness of any Credit Party that would permit, or that with notice or the lapse of time, or both, would permit, one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment; and

(d) No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have any Material Liability, or except as set forth on Schedule 3.6(d).

3.7 ERISA Compliance. To the extent applicable, to the knowledge of each Credit Party, no Credit Party, no Subsidiary of any Credit Party, nor any of their ERISA Affiliates has established, maintains, contributes, or has any liability (contingent or otherwise) to any Defined Benefit Plan or Multiemployer Plan. Each Credit Party satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. The execution, delivery and performance of this Credit Agreement and the other Loan Documents and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A) - (D) of the Code.

3.8 Margin Regulations. No Credit Party and no Subsidiary of any Credit Party is engaged, principally or as one of its important activities, in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Term Loans shall not be used for the purpose of purchasing or carrying Margin Stock. No Credit Party and no Subsidiary of any Credit Party owns any Margin Stock.

3.9 Ownership of Property; Liens. At the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries. Each of the Credit Parties and their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. None of the Property of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens and no Permitted Lien interferes in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party at any Real Estate.

3.10 Taxes. All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Credit Party have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-timely payment thereof except for those that are contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Credit Party in accordance with GAAP. No Tax Return of any Credit Party is under audit or examination by any Governmental Authority and no written notice of any audit or examination or any written assertion of any claim for Taxes of any Credit Party has been given or made by any Governmental Authority, which audit, examination or claim has not been resolved. Proper and accurate amounts have been withheld by each Credit Party from their respective employees for all periods in material compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Credit Party is a party to any tax sharing agreement.

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3.11 Financial Condition. Except as set forth on Schedule 3.11:

(a) [Reserved.]

(b) The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(c) All financial information (other than financial projections) delivered to the Administrative Agent was true and correct in all material respects on the date such financial information was delivered to the Administrative Agent. No such information is materially misleading as of the Closing Date or any other date of a Borrowing hereunder (subject to such written supplements and updates thereto as have been delivered to the Administrative Agent). All financial performance projections delivered to the Administrative Agent, including the financial performance projections delivered on or prior to the Closing Date, represent the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by the Administrative Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results. Each of the financial statements of each Credit Party delivered pursuant hereto has been prepared in accordance with GAAP, and fairly presents in all material respects the financial condition of each Credit Party as at the dates thereof and the results of its operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

3.12 Environmental Matters. Except where any failures to comply could not reasonably be expected to result in, either individually or in the aggregate, any Material Liability to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) to their knowledge, no Credit Party and no Subsidiary of any Credit Party has caused or, to their knowledge, suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is, to their knowledge, free of contamination by any Hazardous Materials, and (f) to their knowledge, no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) has been made aware of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

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3.13 Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

3.14 No Hinderance. No transfer of property is being made by any Credit Party and no obligation is being incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Credit Party.

3.15 Labor Relations. Except as set forth on Schedule 3.15, there are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that could not, in the aggregate, reasonably be expected to result in any Material Liability. There is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party. No petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party. No such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16 Intellectual Property.

(a) Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted and is set forth under Schedule 3.16.

(b) The conduct and operations of each Credit Party and each Subsidiary of each Credit Party does not, infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and could not, in the aggregate, reasonably be expected to result in any Material Liability.

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3.17 Brokers’ Fees. None of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18 Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates. A true and complete listing of such insurance, including issuers, coverages and deductibles is set forth on Schedule 3.18.

3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than Liens in favor of the Administrative Agent, for the benefit of the Secured Parties and Permitted Liens. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.

3.20 Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to the Administrative Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.21 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it and other laws relating to sanctions. No Credit Party, no Subsidiary of the Borrower, and no director, officer, employee, agent, or affiliate of the Borrower or any Subsidiary thereof is an individual or entity (each, a “Designated Person”) that is, or is owned or controlled by Designated Persons that are Blocked Persons or the subject of (or have been notified that it may be the subject of) any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any political subdivisions thereof or other relevant sanctions authority (collectively, “Sanctions”) or have been found in violation of, or been charged or convicted under, any sanctions.

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3.22 Patriot Act; Anti-Money Laundering; Anti-Corruption. Each Credit Party and each Subsidiary of each Credit Party is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No Credit Party or Subsidiary of the Borrower nor, to the knowledge of the Credit Parties, any director, officer, agent, employee or other person acting on behalf of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that could result in a violation by such persons of any Anti Money Laundering Laws or Anti-Corruption Laws (and the Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith). No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity or any Blocked Person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti Money Laundering Laws or Anti-Corruption Laws (and the Credit Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith).

3.23 Security Interests. Upon the execution and delivery thereof, and at all times while any Obligations remain outstanding, the Collateral Documents will be effective to create legally valid and enforceable Liens on the Collateral and have payment priority as described herein and all necessary recordings and filings will be recorded and filed on or prior to the Closing Date such that they will constitute perfected security interests in relation to such Collateral, subject only to Permitted Liens.

ARTICLE IV - AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

4.1 Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided, that monthly and quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrower shall deliver to the Administrative Agent and in detail reasonably satisfactory:

(a) as soon as available, but not later than one-hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of Borrower and each of its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any independent certified public accounting firm reasonably acceptable to the Administrative Agent which report shall (A) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (B) not include any explanatory paragraph expressing substantial doubt as to going concern status;

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(b) as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter of each year (including the last Fiscal Quarter of each year), unaudited consolidated balance sheets of Borrower and each of its Subsidiaries, and the related consolidated statements of income and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, each in form reasonably satisfactory to Administrative Agent and certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c) as soon as available, but not later than thirty (30) days after the end of each fiscal month of each year (other than a month that is also the end of a Fiscal Quarter), unaudited consolidated balance sheets of Borrower and its Subsidiaries and the related consolidated statements of income and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, each in form reasonably satisfactory to Administrative Agent and certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent:

(a) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief executive officer and/or chief financial officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the fiscal month and the portion of the Fiscal Year then ended (and for the Fiscal Year then ended in the case of annual financial statements), and a report (i) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(d) and discussing the reasons for any significant variations and (ii) containing a reasonably detailed summary of key performance indicators and operating metrics consistent with past practices of the Borrower;

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(b) concurrently with the delivery of the financial statements referred to in Sections 4.1(a), 4.1(b) and 4.1(c) above (or, to the extent such financial statements are delivered in reliance on Section 4.2(i) below, concurrently with the delivery of the equivalent deliverables thereunder), a fully and properly completed certificate in the form of Exhibit 4.2(b) (a “Compliance Certificate”), certified on behalf of the Borrower by a Responsible Officer of the Borrower;

(c) concurrently with the delivery of the financial statements referred to in Section 4.1(b) above, a certificate of a Responsible Officer of the Borrower confirming that there have been no changes in the information set forth in the Perfection Certificate (as amended and supplemented by the Borrower after the Closing Date pursuant to Section 4.2(c) or otherwise in a writing delivered to the Administrative Agent);

(d) promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(e) as soon as available and in any event no later than 30 days after the first day of each Fiscal Year of Borrower, projections of the Credit Parties’ (and their Subsidiaries’) financial performance for the then current Fiscal Year on a consolidated basis and otherwise on a month-by-month basis (in a form, and consistent with the scope and detail, provided to the Lenders prior the Closing Date);

(f) promptly upon receipt thereof, copies of any reports submitted by the Borrower’ certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants;

(g) within one-hundred and twenty (120) days after the end of each Fiscal Year, at the request of the Required Lenders and, upon reasonable prior notice, hold an in-person meeting or telephonic conference with all Lenders who choose to participate, at which meeting the financial results of the previous Fiscal Year, the financial condition of the Credit Parties and their Subsidiaries and the projections presented for the current Fiscal Year of Borrower be reviewed; and

(h) promptly, such additional business, financial, corporate affairs, Perfection Certificates and other information as the Administrative Agent may from time to time reasonably request.

4.3 Notices. The Borrower shall notify promptly the Administrative Agent in writing of each of the following (and in no event later than one (1) Business Days after a Responsible Officer becomes aware thereof):

(a) the occurrence or existence of any Default or Event of Default;

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(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, or any other event or circumstance, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation, non-compliance, event or circumstance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party or its respective property (i) in which the amount of damages claimed is greater than the Threshold Amount, (ii) which could reasonably be expected to result in any Material Liability, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or any Material Contract;

(e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Environmental Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, could reasonably be expected to result in any Material Liability, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease could reasonably be expected to result in a Material Liability;

(f) any termination, lapse or default under any Material Contract;

(g) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party; and

(h) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent.

Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein (including, with respect to notices delivered under Section 4.3(a), the particular clauses of this Agreement and/or other Loan Documents that have been breached or violated), and stating what action the Borrower or other Person propose(s) to take with respect thereto and at what time.

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4.4 Preservation of Corporate Existence. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3;

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d) preserve or renew all of its Intellectual Property the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its IP Licenses except, in each case, as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5 Maintenance of Property. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof.

4.6 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including policies of fire, theft, product liability, public liability, flood insurance, casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Administrative Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate. All policies of insurance on real and personal Property of the Credit Parties will contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (Form CP 1218 or equivalent and naming the Administrative Agent as lenders loss payee as agent for the Lenders) and (to the extent applicable) business interruption endorsements. Such endorsement, or an independent instrument furnished to Administrative Agent, will provide that the insurance companies will give Administrative Agent at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be canceled. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Administrative Agent jointly, Administrative Agent may endorse such Credit Party’s name thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash. Administrative Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.

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(b) If the Credit Parties fail to take out or maintain the insurance coverage required hereunder, the Administrative Agent, upon ninety (90) days’ prior notice, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. Any insurance permissibly obtained by the Administrative Agent may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. If the Administrative Agent purchases insurance in accordance with the foregoing, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges the Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Credit Parties may be able to obtain on its own.

4.7 Payment of Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a) all Tax liabilities, unless either (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person or (ii) the aggregate amount of all such Tax liabilities at any one time that remain unsatisfied after becoming due and payable do not exceed an amount equal $15,000;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness; and

(d) the performance of all obligations under any Contractual Obligation to which such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform could not reasonably be expected to have, either individually or in the aggregate, any Material Liability.

4.8 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business.

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4.9 Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and no notice shall be required and the Administrative Agent shall have access at any and all times during the continuance thereof: (a) provide access to such property to the Administrative Agent and any of its Related Persons, as frequently as the Administrative Agent determines to be appropriate; (b) permit the Administrative Agent and any of its Related Persons to conduct field examinations, audit, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that the Administrative Agent considers advisable, in each instance, at the Credit Parties’ expense (it being agreed that any Lender may accompany the Administrative Agent or its Related Persons in connection with any inspection at the Borrower’s expense); and (c) cause members of senior management of each Credit Party to be available for meetings (including telephonic, virtual and in person) with the Administrative Agent or the Lenders or their representatives, in each case, during business hours and at other times to be reasonably agreed.

4.10 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans to fund working capital and general corporate purposes.

4.11 [Reserved].

4.12 Further Assurances.

(a) Each Credit Party shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders will not contain any untrue statement of a material fact and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) The Credit Parties shall, and shall cause each of their Subsidiaries to take such additional actions and execute such documents as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. With respect to each Subsidiary formed or acquired after the Closing Date, within ten (10) Business Days after the formation or acquisition of any such Subsidiary, the Credit Parties shall cause such Subsidiary to guarantee the Obligations and to cause each such Subsidiary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of such Subsidiaries’ Property (excluding any immaterial Property as determined by the Required Lenders in their sole discretion) to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Subsidiaries to, pledge all of the Stock and Stock Equivalents of each of its Subsidiaries and, in each instance, to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank, and appropriate resolutions, secretary certificates, certified Organization Documents and, if requested by the Administrative Agent, legal opinions relating to the matters described in this Section 4.12(b) (which opinions shall be in form and substance reasonably acceptable to the Administrative Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date).

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(c) In the event any Credit Party or any Subsidiary of any Credit Party acquires a fee interest in any Real Estate with a then current fair market value in excess of $100,000, simultaneously with such acquisition, within sixty (60) days (or such longer time as agreed to by the Administrative Agent in its sole discretion) such Person shall satisfy, or caused to be satisfied, the Real Estate Collateral Requirements.

(d) The Credit Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 4.12(d), in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administrative Agent).

4.13 Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve compliance with applicable Environmental Laws) or that is required by orders and directives of any Governmental Authority except where the failure to comply could not reasonably be expected to, individually or in the aggregate, result in a Material Liability. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities that could reasonably be expect to result in a Material Liability, then each Credit Party shall, promptly upon receipt of request from the Administrative Agent (accompanied by an explanation of the reason for the request), cause the performance of, and allow the Administrative Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

4.14 Post Closing Matters. Borrower shall:

(a) within fifteen (15) days after the Closing Date (or, in each case, such longer period as Administrative Agent may agree to in its sole discretion), deliver Controlled Account Agreements to each Deposit Accounts, Securities Accounts and Commodities Accounts in Schedule IV of the Security Agreement; and

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(b) within five (5) days after the Closing Date (or, in each case, such longer period as Administrative Agent may agree to in its sole discretion) deliver a Certificate of Existence with Status in Good Standing of the Borrower from the Secretary of State of the State of Nevada.

4.15 Material Contracts. Each Credit Party shall, and shall cause each of its Subsidiaries to (a) perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect (unless such Material Contract has lapsed in accordance with its stated term or has been breached by any counterparty thereto), (c) enforce, to the extent the applicable Credit Party elects to do so in the exercise of its reasonable business judgment, each such Material Contract in accordance with its terms, and (d) if an Event of Default has occurred and is continuing, take all such actions to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Material Contract.

4.16 Information Rights. For so long as any principal or interest remains due and unpaid under and pursuant to the Term Loans, the Lenders shall be entitled to receive copies of all materials distributed to participants at all meetings of the board of directors or similar governing body of each Credit Party, subject to exceptions in respect of disclosures that would otherwise vitiate any applicable attorney-client privilege or violate any applicable fiduciary duty or confidentiality obligation due to another party.

ARTICLE V - NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

5.1 Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of the Borrower or a Subsidiary of the Borrower on the Closing Date and as set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by Section 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for Taxes (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

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(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than thirty (30) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained; provided, that, all such Liens are limited to the goods provided or to the goods relating to which services were rendered;

(e) Liens (other than any Lien imposed by ERISA) consisting of (x) pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, (y) to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money incurred in the Ordinary Course of Business in an amount not to exceed $500,000) or (z) to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of Taxes), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries that do not constitute an Event of Default under Section 7.1(h).

(g) easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any equipment acquired or held by any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such equipment and permitted under Section 5.5(d); provided, that:

(i) any such Lien attaches to the equipment concurrently with or within ninety (90) days after the acquisition thereof;

(ii) such Lien attaches solely to the equipment so acquired in such transaction and the proceeds thereof;

(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such equipment; and

(iv) such equipment is readily identifiable and severable from the Collateral without material expense;

(v) any interest or title of a real estate or operating lease lessor or sublessor under any lease permitted by this Agreement;

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(i) [Reserved].

(i) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease permitted by this Agreement;

(j) non-exclusive licenses and sublicenses granted by the Borrower or any Subsidiary of the Borrower and leases and subleases (by the Borrower or any Subsidiary of the Borrower as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(k) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC; and

(l) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits.

5.2 Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of Property that is worn out or defective;

(b) dispositions constituting an Event of Loss;

(c) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and conversions of Cash Equivalents into cash or other Cash Equivalents; and

(d) transactions otherwise permitted by Section 5.3.

Anything contained herein to the contrary notwithstanding (a) no Credit Party shall issue any Stock or Stock Equivalents if such issuance would result in an Event of Default under Sections 7.1(k) or 7.1(j) and (b) no Subsidiary of the Borrower shall sell or issue any Stock or Stock Equivalents to any Person other than to the Borrower.

5.3 Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, upon not less than five (5) Business Days prior written notice to the Administrative Agent, any Subsidiary of Borrower may merge with, or dissolve or liquidate into a Borrower or another Wholly-Owned Subsidiary of a Borrower, so long as (a) a Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving entity (and, if such Subsidiary is a Borrower, the surviving entity shall also be a Borrower, and if such Subsidiary is the Borrower, the surviving entity shall also be the Borrower), and (b) all actions reasonably required by the Administrative Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Administrative Agent, shall have been completed.

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5.4 Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination, or (iii) make or purchase or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents;

(b) Investments consisting of extensions of credit or capital contributions by any Credit Party to or in any other then existing Credit Party; provided, if such Investments are evidenced by notes, such notes shall be pledged to the Administrative Agent, for the benefit of the Secured Parties;

(c) [Reserved]

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business and Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers; or

(e) Investments comprised of Contingent Obligations permitted by Section 5.9;

5.5 Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c) Indebtedness set forth in Schedule 5.5, including Permitted Refinancings thereof;

(d) Indebtedness not to exceed $500,000 at any time outstanding, consisting of Capital Lease Obligations and Permitted Refinancings thereof; and

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(e) unsecured intercompany Indebtedness permitted pursuant to Section 5.4(b).

5.6 Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or with any such Subsidiary, except on terms no less favorable to such Credit Party or such Subsidiary than could reasonably be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to the Administrative Agent.

5.7 Management Fees and Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party or pay or reimburse any of its Affiliates (other than the Borrower) for any costs, expenses and similar items, except:

(a) payment of reasonable compensation (including the issuance of Stock and Stock Equivalents pursuant to a board approved equity incentive plan) to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business;

(b) reimbursement of ordinary and necessary out-of-pocket expenses incurred by an officer of the Borrower for travel, meals, and entertainment in each case directly related to the conduct of the Credit Parties’ businesses;

(c) reimbursement of actual out-of-pocket expenses incurred in connection with attending Board of Director meetings not to exceed $10,000 in the aggregate in any Fiscal Year of Borrower; and

(d) reimbursement of reasonable out-of-pocket costs and expenses of consultants approved by the Required Lenders.

5.8 Margin Stock. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Term Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Contingent Obligations of the Credit Parties and their Subsidiaries listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

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(c) Contingent Obligations otherwise constituting Indebtedness otherwise permitted to be incurred pursuant to Section 5.5;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Administrative Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.2(b);

(f) Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party; provided, that (i) such obligations are unsecured and otherwise permitted hereunder, and (ii) if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(g) Contingent Obligations arising under guaranties issued by Borrower in respect of Indebtedness of another Credit Party incurred in reliance upon Section 5.5(d) of this Agreement, so long as Borrower’s guaranty obligations are unsecured; and

5.10 Compliance with ERISA. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (a) establish, sponsor, contribute, incur any liability (contingent or otherwise) to or otherwise become bound by a Defined Benefit Plan or Multiemployer Plan or (b) fail to comply with the requirements of ERISA or other applicable laws, where such failure could reasonably be expected to result in a Material Liability to the Borrower with respect to any Benefit Plan or the imposition of a Lien with respect to any Benefit Plan. To the extent applicable, no Credit Party shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Credit Party to be deemed Plan Assets. No Credit Party shall take any action, or omit to take any action that would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA.

5.11 Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that, Borrower may declare and make dividend payments or other distributions payable solely in its common Stock or Stock Equivalents as part of a management incentive plan; and

5.12 Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date.

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5.13 Amendments to Organizational Documents and Material Contracts. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify any of its Organization Documents or Material Contracts in any manner that is adverse in any material respect to the Credit Parties, the Administrative Agent or the Lenders.

5.14 Changes in Accounting; Name and Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to the Administrative Agent and the acknowledgement of Administrative Agent that all actions required by the Administrative Agent, including those to continue the perfection of its Liens, have been completed.

5.15 No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees or make other payments and distributions to any Credit Party. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Administrative Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to Section 5.1(h); provided, in each case, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

5.16 Anti-Money Laundering, Anti-Corruption and Sanctions. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.21 and Section 3.22.

5.17 Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.18 Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities, other than such violations, Environmental Liabilities and effects that could not, in the aggregate, reasonably be expected to have any Material Liability.

5.19 Material Transactions. The Credit Parties shall not enter into any transaction outside the Ordinary Course of Business, incur additional Indebtedness outside the Ordinary Course of Business, or make any voluntary or mandatory payment on any Indebtedness other than the Term Loans hereunder, or execute any document pertaining thereto.

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5.20 No Other Accounts. Other than Excluded Accounts, no Credit Party shall establish or open and maintain any deposit accounts or securities accounts other than Blocked Accounts.

ARTICLE VI - PERFORMANCE COVENANTS

6.1 Monthly Thirteen Week Cash Flow Forecasts; Projections.

(a) (i) On each Friday, commencing on the first Friday after the Closing Date, the Borrower shall deliver a detailed rolling thirteen week forecast and analysis (“Rolling Forecast”) of anticipated cash receipts and disbursements and (ii) on each Wednesday, commencing on the first full week following the Closing Date, a detailed report setting forth the actual cash receipts and disbursements for the preceding week and on a rolling cumulative basis against the projections from the last Rolling Forecast (which report shall certify whether or not the Borrower were in compliance with Article VI), together with a detailed narrative explanation of any material variances, in each case, in form and substance satisfactory to the Required Lenders.

ARTICLE VII - EVENTS OF DEFAULT

7.1 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be the principal of the Term Loan, including after maturity of the Term Loans or (ii) to pay interest on any Term Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made; or

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.9, 4.10, 4.12, 4.14, 4.16, Article V or Article VI hereof; or

(d) Other Defaults.

(i) [Reserved].

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(ii) Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of ten (10) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or Required Lenders; or

(e) Cross Default. Any Credit Party or any Subsidiary thereof (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. Any Credit Party or any Subsidiary thereof: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted under Section 5.3, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary thereof, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Subsidiary thereof admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary thereof acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

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(h) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability in excess of the Threshold Amount (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of fifteen (15) days after the entry thereof; or

(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries, which has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) Adverse Action. Any Credit Party takes or omits to take any action or step whereby the rights of the Lenders contemplated under this Agreement, might be impaired, terminated or adversely affected in any respect; or

(k) Change of Control. The occurrence of a Change of Control; or

(l) [Reserved];

(m) Operations. Any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days; or

(n) Reserved.

(o) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or the Subsidiaries party thereto, or any Credit Party or Subsidiaries party thereto shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Administrative Agent to take any action within its control) cease to be a perfected (to the extent perfection may be achieved under U.S. law) and subject to a security interest subject only to Permitted Liens, except to the extent such Collateral has an aggregate value (greater of fair market value and book value) of less than the Threshold Amount; or

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default:

(a) the Administrative Agent shall at the request of the Required Lenders declare all or any portion of the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; and/or

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(b) the Administrative Agent shall at the request of the Required Lenders exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Sections 7.1(f) or 7.1(g) above (in the case of clause (i) of Section 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VIII - THE ADMINISTRATIVE AGENT

8.1 Appointment and Duties.

(a) Appointment of Administrative Agent. (i) Each Lender hereby appoints IMAC Holdings, Inc. (together with any successor Administrative Agent pursuant to Section 8.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (x) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (y) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (z) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Sections 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise, and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

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(c) Limited Duties. Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders and the other Secured Parties (except to the limited extent provided in Section 9.9(d)(ii) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent” or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion

(a) No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

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(c) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with the Loan Documents for the benefit of all the Lenders. In connection with the foregoing, the Lenders hereby irrevocably authorize (and by its acceptance of the benefits of the Loan Documents, each other Secured Party shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. In any event, nothing herein shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iii) subject to the following paragraph, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other Debtor Relief Law. If at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.2 and in addition to the matters set forth in clauses (ii) and (iii) of the preceding sentence and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

In case of the pendency of any bankruptcy or other debtor relief proceeding or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

8.4 Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by the Administrative Agent.

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8.5 Reliance and Liability.

(a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any term note as its holder until such term note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) The Administrative Agent and its Related Persons shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party and Credit Party hereby waive and shall not assert (and the Borrower shall cause each other Credit Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i) shall not be responsible or otherwise incur liability to any Lender or other Person for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders).

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, the Credit Parties hereby waive and agree not to assert (and the Credit Parties shall cause each other Credit Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

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8.6 Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Term Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

8.7 Lender Credit Decision.

(a) Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Term Loans) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Administrative Agent or any of its Related Persons.

(b) If any Lender has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates such Lender acknowledges that, notwithstanding such election, the Administrative Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Term Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Administrative Agent and the Credit Parties upon request therefor by the Administrative Agent or the Credit Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with the Administrative Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

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8.8 Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto or otherwise)) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify, defend and hold the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), in each case, severally and ratably, harmless from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any Requirement of Law, the Administrative Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Participant Register or for any other reason), or the Administrative Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by the Administrative Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. The Administrative Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which the Administrative Agent is entitled to indemnification from such Lender under this Section 8.8(c).

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8.9 Resignation of the Administrative Agent.

(a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9(a). If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, after 30 days after the date of the retiring Administrative Agent’s notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the retiring Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such retiring Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

8.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following, in each case, solely at the direction of the Required Lenders:

(a) any Subsidiary of a Borrower (other than another Borrower) from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.12; and

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(b) any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by the Borrower in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.12 after giving effect to such transaction have been granted, (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 5.1(h) and (iii) all of the Collateral and all Credit Parties, upon (A) the occurrence of the Facility Termination Date and (B) to the extent requested by the Administrative Agent, receipt by Administrative Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance written notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender party hereto as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.23 and Section 10.1) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) the Administrative Agent and the Lenders party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

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ARTICLE IX - MISCELLANEOUS

9.1 Amendments and Waivers. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by the Administrative Agent with the consent of all the Lenders directly affected thereby), in addition to the Administrative Agent, the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and the Borrower, do any of the following:

(i) increase the principal amount of Initial Term Loans or Additional Term Loans;

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.6 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Term Loan, or of any fees or other amounts payable hereunder or under any other Loan Document (for the avoidance of doubt, interest may be paid in kind pursuant to Section 1.3(b) with the consent of Required Lenders);

(iv) change the percentage of the aggregate unpaid principal amount of the Term Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend this Section 9.1 or, subject to the terms of this Agreement, the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vi) discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(vii) amend or modify Section 2.2;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi) and (vii).

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(b) No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Required Lenders or all Lenders directly affected thereby or all the Lenders, as the case may be (or by the Administrative Agent with the consent of the Required Lenders or all the Lenders directly affected thereby or all the Lenders), affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

(c) Notwithstanding anything to the contrary contained in this Section 9.1 or any other provision of this Agreement or any other Loan Document:

(i) the Administrative Agent may amend Schedule 1.1(a) to reflect Sales entered into pursuant to Section 9.9; and

(ii) the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document (without the consent of any Lender) to (1) cure any ambiguity, omission, defect or inconsistency therein, and (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties.

9.2 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, or (ii) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmissions made by electronic mail or E-Fax to the Administrative Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrower, and (z) if receipt of such transmission is acknowledged by the Administrative Agent.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, and (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission; provided, however, that no communications to the Administrative Agent pursuant to Article I shall be effective until received by the Administrative Agent.

(c) Change in Lender Address. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

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9.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of Section 9.2(a), each of the Administrative Agent, the Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Credit Party executing this Agreement and each Secured Party agrees that the Administrative Agent have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, the Administrative Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

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9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Administrative Agent or Required Lenders, shall be at the expense of such Credit Party, and neither the Administrative Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, each Credit Party agrees to pay or reimburse promptly following written demand (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs to the Administrative Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) the Lenders for all valuations of the Term Loans and\or any Stock and Stock Equivalents of Borrower held by any Lender, (c) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners), (d) the Administrative Agent and its Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “workout”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation, including Attorney Costs and (e) fees and disbursements of fees, costs and expenses (including Attorney Costs and all legal fees of Kelley Drye & Warren LLP) of the Lenders incurred in connection with this Agreement or any of the matters referred to in this paragraph.

9.6 Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by the Borrower, an Affiliate of the Borrower or any other Person) in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Term Loan or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including Attorney’s Costs in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6(a) to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. This Section 9.6(a) shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

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(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor- in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Administrative Agent or following Administrative Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that (a) any assignment by any Lender shall be subject to the provisions of Section 9.9, and (b) no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

9.9 Assignments and Participations; Binding Effect.

(a) Binding Effect.

(i) This Agreement shall become effective when it shall have been executed by the Credit Parties signatory hereto, the Administrative Agent and each Lender. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Credit Parties hereto (in each case except for Article VIII), the Administrative Agent and each Lender receiving benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9 of this Agreement), no Credit Party or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

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(ii) To the extent that any Credit Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its Property, such Credit Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (A) its obligations under the Loan Documents, (B) any legal proceedings to enforce such obligation, and (C) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Credit Party hereby agrees that the waivers set forth in this Section 9.9(a)(ii) are effective to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable and not subject to withdrawal for purposes of the Foreign Sovereign Immunities Act.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its right to fund Term Loans and its rights and obligations with respect to its Term Loans) to:

(i) any existing Lender;

(ii) any Affiliate or Approved Fund of any existing Lender; or

(iii) any other Person (other than the Borrower, a Subsidiary or Affiliate of the Borrower, or a natural person) reasonably acceptable to the Administrative Agent.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or, if previously agreed with the Administrative Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing term note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any Tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to the Administrative Agent, unless waived or reduced by the Administrative Agent, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 (unless waived or reduced by the Administrative Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with Section 9.9(b)(iii), upon the Administrative Agent consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

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(d) Effectiveness.

(i) Subject to the Register recording requirements by the Administrative Agent relating to an Assignment pursuant to Section 9.9(d)(ii), (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (B) any applicable term note shall be transferred to such assignee through such entry and (C) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(ii) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9(e), each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above and the Register recording requirements of Section 9.9(d)(ii)), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

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(f) Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest on) of each participant’s interest in the Term Loans or other interests, rights and obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any loans or its other obligations under any Loan Document) to any Person other than the Administrative Agent except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and any other Loan Documents notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

9.10 Non-Public Information; Confidentiality

(a) Non-Public Information. The Administrative Agent and each Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b) Confidential Information. The Administrative Agent and each Lender agrees to use all reasonable efforts to maintain, in accordance with its customary practices for transactions of the type contemplated hereby, the confidentiality of information obtained by it pursuant to any Loan Document or otherwise related to any Credit Party, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or the Administrative Agent or the Authority on a need to know basis, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender or the Administrative Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority (including, without limitation, public disclosures by the Administrative Agent, any Lender or any of their Related Persons required by law, legal process (including, without limitation, subpoenas, requests for information, interrogatories and other similar process), the SEC or any other governmental or regulatory authority or agency), (v) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vi) to current or prospective assignees, or participants, Persons that hold a security interest in any Lender’s rights under this Agreement in accordance with Section 9.9(e) (and those Persons for whose benefit such holder of a security interest is acting), in each case to the extent such assignees, investors, participants, secured parties (and such benefited Persons), agree to be bound by provisions substantially similar to the provisions of this Section 9.10(b) (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above) and, (vii) to any other party hereto, and (viii) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding relating to the Loan Documents to which such Lender or the Administrative Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender or the Administrative Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10(b) and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10(b) shall govern.

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(c) Tombstones. Subject to the following sentence, each Credit Party consents to the publication by the Administrative Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. The Administrative Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to the Borrower for review and comment prior to the publication thereof, the form and substance of which shall be subject to the approval of the Borrower, not to be unreasonably withheld or delayed.

(d) Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to the Administrative Agent or of any of its Affiliates or the Loan Documents without the prior written consent of the Administrative Agent or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with the Administrative Agent.

(e) Distribution of Materials to Lenders. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, the Administrative Agent, and made available, to the Lenders by Electronic Transmission.

9.11 Set-off; Sharing of Payments.

(a) Right of Setoff. The Administrative Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of any Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation. No Lender shall exercise any such right of set off without the prior written consent of the Administrative Agent or Required Lenders. The Administrative Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11(a) are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders, their Affiliates and the other Secured Parties, may have.

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(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.

9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic signature or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

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9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Credit Parties, the Administrative Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Administrative Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(a) Governing Law. The laws of the State of New York (without reference to rules or principles of law that would require the application of the laws of any other jurisdisdiction) shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, that nothing in this Agreement shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to Article VIII, Section 9.5, Section 9.6, this Section 9.20, and Article X and (ii) the provisions of Section 5(e) of each Security Agreement, in each case, shall (x) survive the payment in full of all Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22 Joint and Several.

(a) The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several. Time is of the essence.

(b) Without limiting the generality of the preceding clause (a):

(i) the Borrower shall be liable for all amounts due to the Administrative Agent, the Lenders and other Secured Parties under this Agreement and the other Loan Documents, regardless of which Borrower actually receives the proceeds of the Term Loans or the manner in which the Administrative Agent or any Lender accounts for the Term Loans on its books and records. Each Borrower’s Obligations, and each Borrower’s Obligations arising as a result of the joint and several liability of the Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

Each Credit Party’s joint and several liability for the Obligations hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Credit Parties or of any Loan Document evidencing all or any part of the Obligations of the other Credit Parties, (b) the absence of any attempt to collect the Obligations from the other Credit Parties or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent and the Required Lenders with respect to any provision of any instrument evidencing the Obligations of the other Credit Parties, or any part thereof, or any other agreement now or hereafter executed by the other Credit Parties and delivered to the Administrative Agent and the Lenders, (d) the failure by the Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral of the other Credit Parties, (e) any election in any proceeding instituted under the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by the other Credit Parties, as debtors-in-possession under section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of any claim by the Administrative Agent or any Lender for the repayment of the Obligations of the other Credit Parties under section 502 of the Bankruptcy Code, or (h) any other circumstances which might constitute a legal or equitable discharge or defense of the other Credit Parties. With respect to each Borrower’s Obligations arising as a result of the joint and several liability of the Borrower under this Agreement and the other Loan Documents, each Borrower waives any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Obligations or any other liability of the Borrower to the Administrative Agent or any Lender. Upon and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent, the Lenders, and the Secured Parties shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

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9.23 Creditor-Debtor Relationship. The relationship between the Administrative Agent and each Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.24 Process Agent. If for any reason there is no authorized agent for service of process in New York, the Credit Parties irrevocably consent to the service of process out of the courts referred to in Section 9.18 hereof by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified pursuant to Section 9.2. Nothing in this Section shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue any Credit Party in the country in which it is domiciled or in any other court having jurisdiction over such Credit Party or (ii) serve process upon any Credit Party in any manner authorized by the laws of any such jurisdiction.

ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes. For purposes of this Section 10.1, the term “applicable law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by any applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.9(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.1(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 10.1, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate

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(ii) of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 10.1-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 10.1-2 or Exhibit 10.1-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 10.1-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 147 l(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 10.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 10.1(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 10.1(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 10.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.2 [Reserved].

10.3 [Reserved].

10.4 Funding Losses. The Borrower agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of the failure of the Borrower to borrow a Term Loan after the Borrower have given (or are deemed to have given) a Notice of Borrowing.

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10.5 [Reserved].

10.6 [Reserved].

10.7 Mitigation. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1 or 10.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.1 or 10.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

10.8 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the nature and amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI - DEFINITIONS

11.1 Defined Terms. The following terms are defined in the Section referenced opposite such terms:

“Agreement”	Preamble
“Administrative Agent” “Borrower” and “Borrower”	Preamble Preamble
“Borrower Materials”	9.10(e)
“Compliance Certificate”	4.3(b)
“Designated Persons”	3.21
“Event of Default”	7.1
“FCPA”	3.22
“Indemnified Matters”	9.6(a)
“Indemnitee”	9.6(a)
“Indemnitee”	9.6(a)
“Investments”	5.4
“Lender” and “Lenders”	Preamble
“Maximum Lawful Rate”	1.3(e)
“MNPI”	9.10(a)
“OFAC”	3.21
“Participant Register”	9.9(f)
“Permitted Liens”	5.1
“Prepayment Date”	1.6(e)(i)
“Register”	9.9(d)(ii)
“Restricted Payments”	5.11
“Sale”	9.9(b)
“Sanctions”	3.21
“Tax Returns”	3.10
“U.S. Tax Compliance Certificate”	10.1(f)(ii)(B)(3)

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In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non- U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the U.S.A. PATRIOT Act.

“Applicable Margin” means (i) nine percent (9.0%) per annum for interest to be paid in cash, and (ii) eleven percent (11.0%) per annum for PIK Interest.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

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“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA financial Institution.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Blocked Account” means any deposit account or securities account of a Credit Party that is subject to a control agreement satisfactory to the Administrative Agent which (a) in the case of a deposit account, is sufficient to establish the Administrative Agent’s control pursuant to Section 9-104 of the UCC or (b) in the case of a securities account, is sufficient to establish the Administrative Agent’s control pursuant to Section 8-106 of the UCC.

“Blocked Person” (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. economic sanctions laws, (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrowing” means a borrowing hereunder consisting of Term Loans made to or for the benefit of the Borrower by the Lenders pursuant to Article I.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

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“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-l” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-l” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $500,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change of Control” means any of (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 5%, or more, of the Stock and Stock Equivalents of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower; (b) the Borrower fails to own and control, directly or indirectly, 100% of the Stock and Stock Equivalents of each other Credit Party (other than as a result of a transaction expressly permitted under the Agreement); or (c) any “change of control” or term of similar import shall have occurred under any documentation evidencing Indebtedness in excess of the Threshold Amount.

“Closing Date” means April 12, 2024.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to the Administrative Agent, in or upon which a Lien is granted, purported to be granted, or now or hereafter exists in favor of any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Administrative Agent. For the avoidance of doubt, “Collateral” shall not include any Excluded Property.

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“Collateral Access Agreement” means a landlord access or acknowledgement agreement of any lessor or other Person in possession of, having a Lien upon, or having rights or interests in the Borrower’s books and records or chattel paper, in each case, in form and substance reasonably satisfactory to Administrative Agent.

“Collateral Documents” means, collectively, the Security Agreements, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

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“Credit Parties” means (a) the Borrower and (b) each other Person (i) which executes a guaranty of the Obligations or (ii) which grants a Lien to secure payment of the Obligations.

“Debtor Relief Law” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws, including corporate Laws (to the extent the relief sought under such corporate laws relates to or involves the compromise, settlement, adjustment or arrangement of debt), of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Defined Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA for which a Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six (6) years.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property (including for the avoidance of doubt, the dispositions permitted under Section 5.2) and (b) the sale or transfer by the Borrower or any Subsidiary of Borrower of any Stock or Stock Equivalent issued by any Subsidiary of Borrower and held by such transferor Person.

“Disqualified Stock” means any Stock or Stock Equivalent which, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided, that such “change of control” or similar event results in the prior payment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), the termination of this Agreement), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock or Stock Equivalents referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following the Maturity Date of the Term Loans, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full in cash.

“Dollars”, “dollars” and “$” each mean lawful money of the United States. “E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E- Fax, or otherwise to or from an E-system.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

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“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equity Issuance” means any issuance of Stock or Stock Equivalents by, or a capital contribution.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Accounts” means (a) payroll accounts, (b) health savings accounts, worker’s compensation accounts and other employee benefits accounts, (c) payroll withholding tax accounts and other tax (including sales tax) remittance accounts, and (d) any other account that is used solely as an escrow account or as a fiduciary or trust account and not otherwise prohibited under this Agreement or any other Loan Document.

“Excluded Property” means, collectively,

(a) Excluded Accounts;

(b) assets owned by the Borrower or their Subsidiaries that are subject to a purchase money Lien or a Capital Lease Obligation permitted hereunder if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits, or requires the consent of any Person other than any Borrower or its Affiliates which has not been obtained, as a condition to the creation of any other Lien on such property,

(c) governmental licenses or state or local franchises, charters and authorizations and any other property or assets to the extent that the Administrative Agent on behalf of the other Secured Parties may not validly possess a security interest therein under the applicable Requirement of Law (including, without limitation, rules and regulations of any Governmental Authority) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC notwithstanding such prohibition or to the extent such consent has been obtained by the Borrower or their Subsidiaries, or their Affiliates,

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(d) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law,

(e) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by any Requirement of Law (including rules and regulations of any Governmental Authority or agency) (including any requirement thereunder to obtain the consent of any Governmental Authority or agency) or any third party (so long as any agreement with such third party that provides for such prohibition or restriction was in effect on the Closing Date or, to the extent entered into after the Closing Date, not entered into in contemplation of the acquisition of such assets or entering into of such contract or for the purpose of creating such prohibition or restriction), other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable law, notwithstanding such prohibition or restriction;

provided, however, that for the avoidance of doubt any proceeds (as defined under the applicable UCC), substitutions or replacements of any Excluded Property shall not be Excluded Property (unless such proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Property); provided, further, that to the extent any asset constituting Excluded Property ceases to satisfy the requirements set forth in this definition, such asset shall immediately cease to be Excluded Property.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loans (other than pursuant to an assignment request by the Borrower under Section 10.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.1 and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Extraordinary Receipts” means all amounts received by the Borrower or any Subsidiary thereof not in the Ordinary Course of Business, including: (a) foreign, United States, state or local tax refunds; (b) pension plan reversions; (c) proceeds of business interruption insurance; (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action; (e) indemnity payments; and (f) any purchase price adjustment received in connection with any purchase agreement.

“Facility Termination Date” means the date on which all Term Loans have been paid and satisfied in full. In the case of any contingent Obligations (excluding contingent Obligations as to which no claim has been asserted), there shall have been deposited cash collateral with respect to all such contingent Obligations in amounts and on terms and conditions and with parties reasonably satisfactory to the Administrative Agent and each Indemnitee that is, or may be, owed such Obligations.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as in effect as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder or official interpretations with respect thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31 of each year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means any Person that has guaranteed any Obligations.

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“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earnouts (other than trade payables entered into in the Ordinary Course of Business and which are not past due by more than 90 days); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations of such Person, whether or not contingent, in respect of Disqualified Stock, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; (j) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligations of another; and (k) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including, without limitation, all Copyrights, Trademarks, Patents, IP Licenses and internet domain names.

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“Interest Payment Date” means the last day of each calendar month, commencing with the last day of April, 2024.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Unites States Internal Revenue Service and any successor thereto.

“Lender” means each Lender that may fund a Term Loan or has funded a Term Loan, including such Lender’s successors and permitted assigns.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means this Agreement, the term notes (if any), the Collateral Documents, the Collateral Access Agreements and all documents delivered to the Administrative Agent and/or any Lender in connection with any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or Property of any Borrower or the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than the Administrative Agent or Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

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“Material Contract” means, with respect to each Credit Party, (a) each contract or agreement to which such Credit Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $15,000 or more (other than purchase orders in the Ordinary Course of Business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the Ordinary Course of Business upon less than 60 days’ notice without penalty or premium), and (b) all other contracts or agreements, the loss of which could reasonably be expected to result in any Material Liability or a Material Adverse Effect.

“Material Liability” means, with respect to each Credit Party, any claim or other liability upon such Credit Party or its assets exceeding $15,000.

“Maturity Date” means October 12, 2024.

“Maximum Pro Rata Share” means, as of any date of determination, the percentage determined by dividing (i) the amount of such Lender’s commitment provided for in Schedule 1.1(a) by (ii) the total amount of all Lenders’ commitment provided for in Schedule 1.1(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Issuance Proceeds” means, in respect of any incurrence of Indebtedness or the issuance of Stock or Stock Equivalents by, or a capital contribution to, Borrower, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such incurrence or issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss or otherwise in respect of the receipt of any Extraordinary Receipts, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, and (ii) sale, use or other transaction Taxes paid or payable as a result thereof, (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments, and (c) in the event of the receipt of any Extraordinary Receipts, all of the costs and expenses reasonably incurred in connection therewith.

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“Notice of Borrowing” means a notice given by the Borrower to the Administrative Agent in substantially the form of Exhibit N hereto.

“Obligations” means all Term Loans, all accrued and unpaid interest hereunder, other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, the Administrative Agent or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation, or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax, other than any such connection arising from the Recipient having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.7).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

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“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“Perfection Certificate” shall mean a perfection certificate in the form of Exhibit P or any other form approved by the Administrative Agent.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under Section 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Prepayment Premium” means an amount equal to the sum of all interest that would have accrued and been payable in cash from such date of prepayment through the Maturity Date on the amount of principal prepaid.

“Pro Rata Share” means, as of any date of determination, with respect to each Lender’s right to receive payments of interest, fees, and principal with respect to the Term Loans, and with respect to all other computations and other matters related to the Term Loans, this Agreement or any other Loan Document, the percentage obtained by dividing (i) the outstanding principal balances of all Term Loans of such Lender by (ii) the aggregate outstanding principal balances of all Term Loans of all Lenders.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Prepayment Premium Trigger Event” means

(i) any prepayment of all, or any part, of the principal balance of the Term Loans for any reason (including, but not limited to, any optional prepayment or mandatory prepayment), whether in whole or in part, and whether before or after (x) the occurrence of an Event of Default, or (y) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(ii) the acceleration of the Obligations upon the occurrence of any of the Events of Default specified in Sections 7.1(f)(iii) or 7.1(g), or, unless the Required Lenders otherwise elect, acceleration in accordance with Section 7.2(b) of the Credit Agreement following the occurrence of any other Event of Default;

(iii) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding (or, at the election of the Required Lenders, in any foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure) or the making of a distribution of any kind in any Insolvency Proceeding to the Administrative Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations; or

(iv) the termination of the Credit Agreement for any reason not described in clauses (i) through (iii) above.

If a Prepayment Premium Trigger Event occurs under clause (ii) or (iv) of this definition, the entire outstanding principal amount of the Term Loans shall be deemed to have been prepaid on the date on which such Prepayment Premium Trigger Event occurs.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Real Estate Collateral Requirements” means the following:

(a) the Administrative Agent shall have received (i) a commitment for a policy of title insurance that is acceptable to the Administrative Agent in its sole discretion with the final title insurance policy being delivered promptly following the recordation of the applicable Mortgage, insuring the Secured Parties’ Liens and showing no Liens prior to the Secured Parties’ Liens other than Permitted Liens (each, a “Title Policy”), (ii) copies of all recorded documents creating exceptions to the applicable Title Policy, (iii) a Phase I environmental assessment and such other environmental reports reasonably requested by the Administrative Agent regarding each parcel of real property subject to a Mortgage by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws that could reasonably be expected to result in any Material Liability, and (iv) all applicable Real Estate Support Documents;

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(b) the Title Policy shall provide an insured amount that is acceptable to Administrative Agent in its sole discretion, and shall provide for all endorsements required by the Administrative Agent; and

(c) the Borrower shall have provided or obtained any customary estoppels, affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

“Real Estate Support Documents” means, collectively, flood hazard certification, permanent certificates of occupancy, evidence of zoning compliance, if any, and evidence of flood insurance (if required), and any other agreement or instrument as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent.

“Recipient” means the Administrative Agent and any Lender.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means the Lender having more than fifty percent (50%) of the outstanding principal amount of the Term Loans.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

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“Responsible Officer” means the chief executive officer, chief restructuring officer or the chief financial officer of the Borrower, as applicable, or any other officer having substantially the same authority and responsibility.

“S&P” means Standard & Poor’s Rating Services.

“Secured Party” means the Administrative Agent, each Lender and each other holder of any Obligation of the Borrower.

“Security Agreements” means the Security and Pledge Agreement, dated as of the Closing Date, by and between the Borrower and the Administrative Agent and the Intellectual Property Security Agreement, dated as of the Closing Date, by and between the Borrower and the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means the Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means the Initial Term Loan, any Additional Term Loans and any PIK Interest.

“Threshold Amount” means $50,000.

“Title Company” means a title insurance company reasonably acceptable to the Administrative Agent.

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“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transaction Costs” shall mean any fees, premiums, expenses and other transaction costs (including without limitation, legal expenses) incurred or paid by the Borrower in connection with the Transactions.

“Transactions” shall mean, collectively, (a) the transactions contemplated by the Loan Documents, including the execution, delivery and performance of the Loan Documents and the disbursement of any Term Loans hereunder and (b) the Transaction Costs.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of Nevada; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” each means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a) (30) of the Code.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower and the Administrative Agent.

11.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

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(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” All references to the time of day shall be a reference to New York time. If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g) Knowledge. As used herein, the phrase “to the knowledge” of any Credit Party shall mean the actual knowledge (after reasonable inquiry) of Faith Zaslavsky, the President and Chief Executive Officer of Borrower.

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11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by any Credit Party shall be given effect for purposes of measuring compliance with any provision of Article V or VII unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VII shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, and any lease entered into after the date of this Agreement that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2016, in each case, shall be treated as an operating lease for all purposes under this Agreement. A breach of a financial covenant contained in Article VII shall be deemed to have occurred as of any date of determination by the Administrative Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent.

11.4 Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Balance of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:	THERALINK TECHNOLOGIES, INC., a
Nevada corporation

	By:	/s/ Faith Zaslavsky
	Name:	Faith Zaslavsky
	Title:	President and Chief Executive Officer

Address for notices:

15000 W. 6th Avenue,
Suite 400,
Golden, Colorado 80401

ADMINISTRATIVE AGENT:	IMAC HOLDINGS, INC., as Administrative Agent

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer

Address for notices:

3401 Mallory Lane
Suite 100
Franklin, Tennessee 37067

LENDERS:	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer

Address for notices:

3401 Mallory Lane
Suite 100
Franklin, Tennessee 37067

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EXHIBIT 2.1(D)

Closing Checklist

Documents / Actions
Closing Deliverables
Credit Agreement
Disclosure Schedules to Credit Agreement
Pledge and Security Agreement
Intellectual Property Security Agreement
Guaranty
Legal Opinion
Secretary’s Certificate from the secretary of the Company and each Subsidiary certifying: i. the Board Resolutions, ii. the Certificate of Incorporation, and iii. the Bylaws
Officer’s Certificate from the Company
UCC-1 Financing Statements
UCC-11 Lien Searches
Perfection Certificate
Post Closing Deliverables
Good Standing Certificate of Company (NV)
DACA (Post Closing Delivery)

****

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Exhibit 4.2(b)

Form of Compliance Certificate

Dated: [•]

This Compliance Certificate (this “Certificate”) is given by ___________ (the “Borrower”), pursuant to Section 4.2(b) of that certain Credit Agreement dated as of , 2024 (as be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto and IMAC HOLDINGS INC., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Administrative Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Holdings and the Borrower. By executing this Certificate, such officer hereby certifies to the Administrative Agent and the Lenders, that:

a)	the financial statements delivered with this Certificate in accordance with Section 4.1(a), 4.1(b) and/or 4.1(b) of the Credit Agreement fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

b)	to the best of such officer’s knowledge, no Default or Event of Default exists [,except as follows: ];

c)	since the Closing Date and except as disclosed in prior Certificates delivered to the Administrative Agent, no Credit Party and no Subsidiary of any Credit Party has:

a.	changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary [, except as follows: ];

b.	acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person[, except as follows: ]; or

c.	changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases [, except as follows: ].

[Balance of page intentionally left blank; signature pages follow.]

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EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

3 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

4 Select as appropriate.

5 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	THERALINK TECHNOLOGIES, INC.

4.	Administrative Agent:	IMAC HOLDINGS INC., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of April 12, 2024 among (inter alios) THERALINK TECHNOLOGIES, INC., the other Credit Parties from time to time party thereto, the Lenders party thereto, and IMAC HOLDINGS INC., as Administrative Agent
6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Term Loan Commitment / Term Loans for all Lenders[9]	Amount of Term Loan Commitment / Term Loans Assigned[8]	Percentage Assigned of Term Loan Commitment / Term Loans[10]
			$	$
			$	$
			$	$

7.	[Trade Date:	____________][11]
[Page break]

6 List each Assignor, as appropriate.

7 List each Assignee, as appropriate.

8 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Loan Commitment,” etc.)

9 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10 Set forth, to at least 9 decimals, as a percentage of the Tem’ Loan Commitment/Term Loans of all Lenders thereunder.

11 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][12]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][13]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]14 Accepted:

IMAC HOLDINGS INC., as Administrative Agent

By:
Title:

[Consented to:]15

[NAME OF RELEVANT PARTY]

By:
Title:

12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

13 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

14 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

15 To be added only if the consent of the Administrative Borrower and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[sl. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Non-Funding Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document15, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.8 of the Credit Agreement (subject to such consents, if any, as may be required thereunder)16, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the] [the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and Assumption and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

15 The term “Loan Document” should be conformed to that used in the Credit Agreement.

16 By confirming that it meets all the requirements to be an assignee under the Successors and Assigns provision of the Credit Agreement, the assignee is also confirming that it is not a Disqualified Institution (see section (h) of the Successors and Assigns provision).

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Exhibit N

NOTICE OF BORROWING

IMAC HoldingS llc,
as administrative agent under the Credit Agreement referred to below

[______]

Attention:

Re:	THERALINK TECHNOLOGIES, INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of April ___, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and IMAC Holding LLC, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A. The date of the Proposed Borrowing is ______________.

B. The Proposed Borrowing is comprised of a release of funds from in the aggregate principal amount of $__________.

[SIGNATURE PAGE FOLLOWS]

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THERALINK TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE: NOTICE OF BORROWING]

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Exhibit P

PERFECTION CERTIFICATE

The undersigned, Theralink Technologies, Inc., a Nevada corporation with offices located at 15000 West Sixth Avenue Suite 400, Golden, Colorado 80401 (the “Company”) on behalf of itself and certain of its direct and indirect subsidiaries (the “Guarantors” and together with the Company, each a “Transaction Party” and collectively, the “Transaction Parties”), after due investigation and with reference to the proposed Securities Purchase Agreement (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”) by and between each of the “Buyers” (as defined in the Securities Purchase Agreement) (collectively, the “Buyers”) and the Company providing, subject to the terms and conditions thereof, for the issuance by the Company of the “Notes” (as defined in the Securities Purchase Agreement) (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”) does hereby certify to the Buyers as follows:

Persons. Schedule I sets forth for each Transaction Party (a) the full and correct legal name and state of incorporation or organization of such Transaction Party (in each case as it appears on its certificate or articles, as the case may be, of incorporation or organization), (b) the federal employer identification number for such Transaction Party,(c) the organizational identification number for such Transaction Party and (d) each state where such Transaction Party is qualified to do business.

Other Names. Schedule II sets forth for each Transaction Party (a) all names (including trade names and similar appellations) presently used by such Transaction Party or any of its divisions or other business units and (b) all names (including former legal names and trade names or similar appellations) used by such Transaction Party or any of its divisions or other business units during the past five years.

Locations. Schedule III sets forth for each Transaction Party (a) the location of its chief executive office, (b) the location of its chief place of business, (c) each location where its books and records are maintained, (d) each location where chattel paper, inventory, equipment and/or fixtures are maintained and (e) each location previously maintained by such Transaction Party during the past four months for any of the purposes listed above.

Outside Locations of Collateral. Schedule IV sets forth for each Transaction Party (a) the name and location of each person or entity (other than a Transaction Party) that has or may have possession of any inventory, equipment or other assets of such Transaction Party, (b) the name and location of each person or entity (other than a Transaction Party) that has previously had possession of any inventory, equipment or other assets of such Transaction Party during the past four months.

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Cash/Accounts. Schedule V sets forth for each Transaction Party all cash, money, currency and all deposit accounts, including demand, time, savings, passbooks or similar accounts maintained with banks, savings and loan associations, or other financial institutions of such Transaction Party.

Investment Property. Schedule VI sets forth for each Transaction Party all investment property (as defined in the Uniform Commercial Code), including, without limitation, all securities, security entitlements, security accounts, commodity contracts and commodity accounts (as each such term is defined in the Uniform Commercial Code), whether or not evidenced by certificates or instruments, and all of the certificates and instruments, if any, representing or evidencing such investment property and all security therefor of such Transaction Party.

Securities; Instruments; Chattel Paper. Schedule VII sets forth for each Transaction Party all securities (whether debt or equity and whether or not evidenced by a certificate), instruments and chattel paper held by or on behalf of, and all letters of credit issued in favor of, such Transaction Party and having a fair market value greater than $10,000.

Intellectual Property. Schedule VIII sets forth for each Transaction Party (a) all trademarks, registered service marks, trade names, business names, registered logos or other registered business identifiers of like nature, all applications or recordings in respect thereof, and all material licenses or material contracts in respect of the foregoing, (b) all copyrights, registered copyright registrations, all applications or recordings in respect thereof, and all material licenses or material contracts in respect of the foregoing, and (c) all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature. Please indicate whether any Transaction Party derives revenues from copyrights that are not registered with the U.S. Copyright Office.

Real Property. Schedule IX sets forth for each Transaction Party (a) all real property owned or leased by such Transaction Party, (b) if such property is leased, the landlord and the term of the lease, and (c) if such property is held in fee, the holder of any lien on such real property.

Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule X attached hereto, all of the collateral has been originated by each Transaction Party in the ordinary course of business or consists of goods which have been acquired by each Transaction Party in the ordinary course of business from a person in the business of selling goods of that kind.

Stock Ownership and other Equity Interests. Attached hereto as Schedule XI is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of each Transaction Party and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.

Motor Vehicles; Titled Equipment. Attached hereto as Schedule XII is a true and correct list of all motor vehicles or other titled equipment owned and/or leased to each Transaction Party.

Commercial Tort Claims. Attached hereto as Schedule XIII is a true and correct list of all commercial tort claims held by each Transaction Party, including a brief description thereof.

Tax Liens; Judgments; Debt. (i) There are no tax liens or judgments against any Transaction Party and (ii) no Transaction Party is liable for the repayment of any debt, except as set forth on Schedule XIV.

Completeness of Information Presented. No Transaction Party owns any material assets, except as set forth in the Schedules described above.

Acknowledgment. The undersigned acknowledges that this Perfection Certificate is provided in connection with the Securities Purchase Agreement and that the Buyers will rely upon the information contained herein. The undersigned further acknowledges and agrees that the information contained herein shall be deemed to be a representation and warranty, on behalf of the Transaction Parties, under the Securities Purchase Agreement, and that any material misstatements or material omissions contained herein may constitute a default under the Securities Purchase Agreement.

[The remainder of the page is intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has executed this Perfection Certificate this __ day of ___________, 2024.

THERALINK TECHNOLOGIES, INC.
By:
Name:	Faith Zaslavsky
Title:	Chief Executive Officer

90